Exhibit 99.1

Physicians Formula Holdings, Inc. Announces Second Quarter 2010 Results

Achieves Net Sales of $20.8 Million for the Quarter and $43.7 Million for the First Half of 2010

Delivers Earnings of $0.09 per Diluted Common Share for the Second Quarter Versus $0.04 in the Prior Year and $0.13 for the First Half of 2010 Versus $(0.08) in the Prior Year

Generates Net Cash from Operating Activities of $1.6 Million and Adjusted EBITDA of $6.9 Million for the First Six Months of 2010

AZUSA, CA (August 5, 2010) – Physicians Formula Holdings, Inc. (NASDAQ: FACE) (“Physicians Formula” or the “Company”) today announced financial results for the three and six months ended June 30, 2010.

Results for the Second Quarter of 2010

Net sales were $20.8 million for the second quarter of 2010, compared to $21.1 million for the same period in 2009, a decline of 1.4%. The Company noted that the prior year period included $0.9 million of net sales to the customer that discontinued the Company’s products in the second quarter of last year.

Gross margin for the second quarter of 2010 was 52.9% versus 61.0% in the prior year period.  The Company noted that the year-over-year decline in gross margin was almost entirely attributed to the effects of a substantial reduction recorded to the returns provision in the second quarter of 2009, which increased gross margin in the prior period.  As described in the prior year quarter’s earnings call, the customer that discontinued the Company’s products late in the second quarter of 2009 simultaneously notified the Company that it would no longer be returning product, which reduced the need for a portion of the returns provision recorded in first five months of 2009.

Selling, general and administrative expenses (“SG&A”) were $8.7 million for the second quarter of 2010 versus $9.9 million for the prior year period.  The driver of the year-over-year decline in SG&A expenses was a reduction in marketing expenses, which were shifted from the second quarter to the fourth quarter of 2010 for strategic reasons.

Net income for the second quarter of 2010 was $1.4 million, or $0.09 per diluted common share.  This compares to net income of $0.6 million, or $0.04 per diluted common share for the second quarter of 2009.  The second quarter of 2009 included a non-cash intangible asset impairment charge of $1.1 million, or $(0.05) per diluted common share after-tax.

Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (“Adjusted EBITDA”) for the second quarter of 2010, as calculated by its lenders in the Company’s credit agreements, was $3.6 million, which is $1.1 million lower than the $4.7 million of Adjusted EBITDA in the second quarter of 2009.  The primary drivers of the lower Adjusted EBITDA in the second quarter of 2010 were the reduction in the recorded returns provision in the second quarter of 2009, as described above, and the decline in net sales from the customer which discontinued the Company’s products in 2009.   Adjusted EBITDA is reconciled to net income in the financial tables at the end of this press release.

Ingrid Jackel, Chairwoman and CEO of Physicians Formula, stated, “We are pleased with our second quarter results.  Our net sales grew when adjusting for the loss of the customer last year.  We also had substantially improved product return rates and demonstrated we can control costs well.  However, we remain cautious about consumer spending in the back half of the year, but we remain comfortable with the guidance we provided for 2010 on our first quarter call.”

Results for the First Six Months of 2010

Net sales for the first six months of 2010 were $43.7 million, compared to $41.2 million for the same period in 2009, an increase of 6.1%.  Drivers of the increase in first half of 2010 net sales versus the prior year period included a substantially lower provision for returns and lower trade spending.

Net income for the first six months of 2010 was $1.9 million, or $0.13 per diluted common share.  This compares to a net loss of $(1.1) million, or $(0.08) per diluted common share, for the first six months of 2009.  Earnings per diluted common share in the first half of 2009 included a non-cash intangible asset impairment charge of $1.1 million, or $(0.05) per diluted common share after-tax.  Drivers of the year-over-year improvement in earnings for the first half of the year included the net sales growth, as well as lower fixed overhead, marketing and freight expenses.

For the first half of 2010, Adjusted EBITDA was $6.9 million versus $4.1 million for the prior year period.  The drivers of the year-over-year improvement in Adjusted EBITDA for the first half were the same as those impacting the growth in earnings.

Liquidity Considerations

Net cash provided by operating activities for the first six months of 2010 was $1.6 million.  As of June 30, 2010, net debt was $13.2 million, which was comprised of $7.9 million of line of credit borrowings and $7.2 million of subordinated long-term debt, net of $1.9 million of cash and cash equivalents.  During the first six months of 2009, net cash provided from operating activities was $5.8 million.  As of June 30, 2009, total net debt was $14.4 million, which was comprised of $21.2 million of line of credit borrowings net of $6.8 million of cash, cash equivalents and restricted cash.

The Company noted that it was in compliance with all of its financial covenants at the end of the second quarter of 2010.

Ms. Jackel continued, “We continue to be pleased with the relationship with our new lenders, Wells Fargo Business Credit and Mill Road Capital.  During the quarter, our net cash provided by operating activities was lower than the prior year period primarily due to our strategic decision to carry higher inventory levels into the second quarter.  This decision was made to ensure we would have sufficient customer fill rates on several strategic promotional programs during the quarter.  We expect these higher inventory levels to be worked down by year-end to levels consistent with 2009 year-end inventory balances.  We remain confident in our ability to generate positive net cash from operating activities in 2010, as well as the sufficiency of the credit line to fund our growth prospects.”

Outlook

While the Company has not provided specific guidance on earnings per diluted common share for full year 2010, it noted that its earnings expectations for the full year have not changed because of the actual earnings achieved for the second quarter of 2010.  This is because marketing expenses are expected to be shifted from the second to the fourth quarter for strategic reasons, keeping earnings for the full year consistent with the expectations the Company had at the time it issued its original full year 2010 guidance.

The Company is reiterating its full year 2010 guidance provided on the first quarter earnings call.  Specifically, the Company expects year-over-year growth in net sales in the low single digits when including net sales to the customer that discontinued the Company’s products in the 2009 net sales base.  It also expects gross margin for 2010 to be higher than the 44.3% achieved in 2009 and net cash from operating activities to be positive.

U.S. Market Share Data ($ Share)

Based on retail sales data provided by ACNielsen, the Company’s approximate share of the masstige market, as defined below, was 6.7% for the 52 weeks ended June 12, 2010 compared to 7.9% for the same period in the prior year. This represents a 16% decline in dollar sales compared to a decline of 1% for the overall masstige market during this period, or a 15% decrease in the Company’s share of the masstige market.

Ms Jackel noted, “Market share in the key strategic cosmetics segments of Mineral Make-Up, Bronzers, Face Powders, masstige Eye Make-Up, and Natural Organic Eye Make-Up were all higher during the most recent 12 week period than they were during the last 52 week period, as measured by AC Nielsen retail sales data ending June 12, 2010.  This suggests we are gaining share momentum in our strategic areas of focus, and this is being driven by the strong performance of our 2010 new products.”

The Company defines the masstige market as products sold in the mass market channel under the following premium-priced brands: Physicians Formula, Almay, L'Oreal, Max Factor, Neutrogena, Revlon, OPI, Borghese and Iman. ACNielsen is an independent research entity and its data does not include retail sales from Wal-Mart, the Company’s largest customer, and Canada. In addition, ACNielsen data is based on sampling methodology, and extrapolates from those samples, which means that estimates based on that data may not be precise. The Company’s estimates have been based on information obtained from our customers, trade and business organizations and other contacts in the market, in which the Company operates, as well as management's knowledge and experience in the market in which the Company operates.

Conference Call

The conference call is scheduled to begin at 2:00 p.m. Pacific Time on Thursday, August 5, 2010. Participants may access the call by dialing (877) 407-4018 (domestic) or (201) 689-8471 (international). In addition, the call will be webcast via the Company's Web site at www.physiciansformula.com, Investor Relations, where it will also be archived for two weeks. A telephone replay will be available through Thursday, August 19, 2010. To access the replay, please dial (877) 660-6853 (domestic) or (201) 612-7415 (international), account 3055 and passcode 354045.

About Physicians Formula Holdings, Inc.

Physicians Formula is an innovative cosmetics company operating in the mass market prestige, or "masstige", market. Under its Physicians Formula brand name, created in 1937, the Company develops, markets and distributes innovative, premium-priced products for the mass market channel. Physicians Formula differentiates itself by addressing skin imperfections through a problem-solving approach, rather than focusing on changing fashion trends. Currently, Physicians Formula products are sold in 23,700 stores including those operated by Wal-Mart, Target, CVS and RiteAid.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In some cases, forward-looking statements can be identified by words such as "anticipates," "estimates," "expects," "believes," "plans," "predicts," and similar terms. In particular, this press release may include forward-looking statements about management’s expectations regarding the Company’s refinancing, strategy, liquidity, financial performance and outlook. These forward-looking statements are based on current expectations, estimates and projections about the Company's business and its industry, based on management's beliefs and assumptions. Forward-looking statements are not guarantees of future performance and the Company's actual results may differ significantly from the results discussed in the forward-looking statements. Factors that might cause such differences include, but are not limited to: the loss of any significant retailer customers; the demand for the Company's products; the Company's ability to expand its product offerings; the competitive environment in the Company's business; the Company's operations and ability to achieve cost savings; the effect of technological and regulatory changes; the Company's cash needs and financial performance; the Company’s ability to comply with the financial covenants in its debt agreements; changes in general economic or market conditions; and other factors discussed in the Company's filings with the Securities and Exchange Commission (the "SEC"), including the Risk Factors contained in the Company's filings with the SEC, and available at www.physiciansformula.com and the SEC's website at www.sec.gov. You are urged to consider these factors carefully in evaluating the forward-looking statements in this release and are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by this cautionary statement. Unless otherwise required by law, the Company expressly disclaims any obligation to update publicly any forward-looking statements, whether as result of new information, future events or otherwise.

PHYSICIANS FORMULA HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)
(Dollars in thousands, except share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2010	2009	2010	2009
NET SALES	$20,761	$21,051	$43,727	$41,223
COST OF SALES	9,777	8,220	22,772	18,652
GROSS PROFIT	10,984	12,831	20,955	22,571
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	8,652	9,874	17,275	22,645
INTANGIBLE ASSET IMPAIRMENT	-	1,100	-	1,100
INCOME (LOSS) FROM OPERATIONS	2,332	1,857	3,680	(1,174)
INTEREST EXPENSE, NET	611	471	1,272	679
OTHER (INCOME) EXPENSE, NET	22	(45)	12	12
INCOME (LOSS) BEFORE PROVISION (BENEFIT) FOR INCOME TAXES	1,699	1,431	2,396	(1,865)
PROVISION (BENEFIT) FOR INCOME TAXES	333	840	510	(742)
NET INCOME (LOSS)	$1,366	$591	$1,886	$(1,123)

NET INCOME (LOSS) PER COMMON SHARE:
Basic	$0.10	$0.04	$0.14	$(0.08)
Diluted	$0.09	$0.04	$0.13	$(0.08)

WEIGHTED-AVERAGE COMMON SHARES OUTSTANDING:
Basic	13,589,668	13,578,083	13,589,668	13,577,603
Diluted	14,479,442	14,051,524	14,268,318	13,577,603

PHYSICIANS FORMULA HOLDINGS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited)
(Dollars in thousands, except share data)

	June 30,	December 31,
	2010	2009
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$1,911	$3,797
Accounts receivable, net of allowance for doubtful accounts of $1,071 and $1,165
as of June 30, 2010 and December 31, 2009, respectively	16,145	25,153
Inventories	26,114	21,202
Prepaid expenses and other current assets	1,111	1,764
Income taxes receivable	3,366	1,462
Deferred tax assets, net	6,398	9,611
Total current assets	55,045	62,989

PROPERTY AND EQUIPMENT, NET	2,988	3,603
OTHER ASSETS, NET	6,412	6,072
INTANGIBLE ASSETS, NET	33,134	34,016
TOTAL ASSETS	$97,579	$106,680

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$8,781	$9,507
Accrued expenses	1,644	2,258
Trade allowances	5,267	5,907
Sales returns reserve	4,208	11,103
Line of credit borrowings	7,900	9,926
Total current liabilities	27,800	38,701

DEFERRED TAX LIABILITIES, NET	9,760	10,579
RELATED PARTY LONG-TERM DEBT	7,211	8,000
OTHER LONG-TERM LIABILITIES	597	630
Total liabilities	45,368	57,910

STOCKHOLDERS' EQUITY:
Series A preferred stock, $0.01 par value—10,000,000 shares authorized, no
shares issued and outstanding at June 30, 2010 and December 31, 2009	-	-
Common stock, $0.01 par value—50,000,000 shares authorized, 13,589,668 shares
issued and outstanding at June 30, 2010 and December 31, 2009	136	136
Additional paid-in capital	61,635	60,080
Accumulated deficit	(9,560)	(11,446)
Total stockholders' equity	52,211	48,770
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$97,579	$106,680

PHYSICIANS FORMULA HOLDINGS, INC.
RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED EBITDA
(unaudited)
(Dollars in thousands)

Pursuant to our credit agreements, Adjusted EBITDA is defined as net income/loss before depreciation, amortization, interest expense, income taxes, goodwill and intangible asset impairment charges, stock-based compensation and non-cash inventory obsolescence charges.

Adjusted EBITDA is a financial measure not computed in accordance with United States generally accepted accounting principles, or GAAP.  The Company believes that this non-GAAP measure, when presented in conjunction with comparable GAAP measures, is useful to both management and investors in analyzing the Company’s ongoing business and operating performance.  The Company believes that providing the non-GAAP information to investors, in addition to the GAAP presentation, allows investors to view the Company’s financial results in the way that management views financial results.  Management believes Adjusted EBITDA is useful as a supplemental measure of the Company’s financial results because it removes costs not related to the Company’s operating performance.  Management believes that Adjusted EBITDA should be considered in addition to, but not as a substitute for items presented in accordance with GAAP that are presented in this press release.  With the exception of net interest expense, provision (benefit) for income taxes and intangible asset impairment, the reconciling items are components within cost of sales and selling, general and administrative expenses on the Company’s accompanying condensed consolidated statements of operations.

A reconciliation of net income (loss) to EBITDA and Adjusted EBITDA follows (in thousands):

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2010	2009	2010	2009
Net income (loss)	$1,366	$591	$1,886	$(1,123)
Plus:
Depreciation and amortization	1,112	1,040	2,226	1,888
Interest expense, net	611	471	1,272	679
Provision (benefit) for income taxes	333	840	510	(742)
EBITDA	3,422	2,942	5,894	702
Stock-based compensation	317	296	614	606
Intangible asset impairment	-	1,100	-	1,100
Non-cash inventory obsolescence charges	(102)	408	351	1,715
Adjusted EBITDA	$3,637	$4,746	$6,859	$4,123

(FACE/F)

Contact:    John Mills / Anne Rakunas
                           ICR, Inc.
                           (310) 954-1100